Exhibit 99.1

SHENZHEN, China--(BUSINESS WIRE)--Feb 14, 2005--Medina Coffee, Inc. (OTCBB:MCFF.OB) announced today that the name of the company has been changed to: China BAK Battery, Inc. to better reflect its current business operations. Effective today, the company's securities will trade under the symbol CBBT. The company, through its China based operations, manufactures and distributes a wide variety of standard and customized lithium ion rechargeable batteries. The Company supplies rechargeable lithium ion batteries for use in mobile phones and various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras and video camcorders, MP3's, electric bicycles and general industrial applications.

FORWARD LOOKING STATEMENTS All "forward-looking statements" relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions, involve known and unknown risks and uncertainties. China BAK Battery, Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:
     China BAK Battery,Inc.
     Dave Brigante, 972-985-4012

Source: China BAK Battery, Inc.